Exhibit 3.52

NAIL LIFE, INC.

BYLAWS

May 20, 2003

ARTICLE I—STOCKHOLDERS

        1.01    Annual Meeting.    Except as provided in Section 1.09, an annual meeting of the stockholders of the Corporation, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within 13 months after the latest to occur of the organization of the Corporation, its last annual meeting of stockholders or the last action by written consent to elect directors in lieu of an annual meeting.

        1.02    Special Meetings.    Special meetings of the stockholders of the Corporation, for any purpose or purposes prescribed in the notice of the meeting, may be called only by the Board of Directors or the Chairman of the Board or President and shall be held at such place, on such date, and at such time as they or he or she shall fix.

        1.03    Notice of Meetings.    Written notice of the place, date, and time of all meetings of the stockholders shall be given in accordance with this Section 1.03 and Section 6.01, not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise required by law.

        When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in accordance with this Section 1.03 and Section 6.01. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

        1.04    Quorum.    At all meetings of the stockholders of the Corporation, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of any business, except to the extent that the presence of a larger number may be required by law. If a quorum shall fail to be present or represented at any meeting of the stockholders, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, shall have power to adjourn the meeting to another place, date, or time.

        If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, (i) those present at such adjourned meeting shall constitute a quorum and (ii) all matters shall be determined by a majority of the votes cast at such meeting.

        1.05    Organization.    Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board or, in his or her absence, the President of the Corporation or, in his or her absence, the highest ranking officer of the Corporation in attendance, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary or an Assistant Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

        1.06    Conduct of Business.    The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion.

        1.07    Proxies and Voting.    Every stockholder may authorize another person or persons to act for him or her by proxy in all matters in which a stockholder is entitled to participate, including waving any notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states it is irrevocable and so long as it is coupled with an interest sufficient in law to support an irrevocable power.

        Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his or her name on the record date for the meeting, except as otherwise provided herein, in the Certificate of Incorporation or required by law.

        The vote at any election or upon any question at any meeting of stockholders need not be by written ballot, except as required by law. Directors shall be elected by a plurality of the votes cast. All other matters shall be determined by a majority of shares of stock present in person or by proxy at the meeting and entitled to vote thereon, unless a greater vote or percentage is required by law or the Certificate of Incorporation for the action proposed.

        1.08    Stockholders List.    A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class or series of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

        The stockholders list shall also be kept at the place of the meeting during the whole time of the meeting and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

        1.09    Stockholder Action Without Meetings.    Any action required by these Bylaws or the Delaware General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Action taken pursuant to this paragraph shall be subject to the provisions of Section 228 of the Delaware General Corporation Law (or any successor provision thereof).

ARTICLE II—BOARD OF DIRECTORS

        2.01    Number and Term of Office.    The number of directors who shall constitute the whole Board of Directors shall be such number as the Board of Directors shall from time to time have designated, which number shall be at least one. Each director shall be elected for a term of one year or until his or her successor is elected and qualified, except as otherwise provided herein or required by law.

        Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the Board of Directors which are being eliminated by the decrease.

        2.02    Vacancies.    If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his or her successor is elected and qualified.

        2.03    Regular Meetings.    Regular meetings of the Board of Directors may be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors. A notice of each regular meeting shall not be required.

        2.04    Special Meetings.    Special meetings of the Board of Directors may be called only by a majority of the directors then in office (rounded up to the nearest whole number) or by the President and shall be held at such place, on such date, and at such time as they or he or she shall fix.

        2.05    Quorum.    At all meetings of the Board of Directors, a majority of the total number of the whole Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

        Any member or members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board of Directors or committee thereof, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

        2.06    Board of Directors' Notices.    At least twenty-four hours' notice of each regular or special meeting of the Board of Directors, stating the time and place for the meeting, shall be given to each director, by hand delivery to the recipient thereof, by depositing such notice in the mail, postage paid, by courier such as Federal Express or Airborne Express, by telegram, mailgram, telex, telecopy, facsimile transmissions, electronic mail or other similar means of transmission or by personal communication either over the telephone or otherwise, except as otherwise provided in Section 6.02. Any such notice shall be addressed, where applicable, to such director at his or her last known address as the same appears on the books of the Corporation. Notice of a meeting of the Board of Directors need not state the purpose or purposes thereof and shall be deemed given (i) when received by the director in the case of hand delivery or personal communication over the telephone or otherwise, (ii) three business days after depositing such notice in the mail in the case of delivery by mail, (iii) one business day after depositing such notice with a courier (specifying next day delivery) such as Federal Express or Airborne Express or (iv) when sent in the case of delivery by telegram, mailgram, telex, telecopy, facsimile transmission, electronic mail or other similar means of transmission.

        2.07    Conduct of Business.    At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

        2.08    Powers.    In addition to the powers and authority expressly conferred upon the Board of Directors by law, the Board of Directors may exercise all the powers and do all such lawful acts and things as may be done by the Corporation which are not in violation of law, or required to be exercised or done by the stockholders.

        2.09    Compensation of Directors.    Directors, as such, may receive, pursuant to a resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

ARTICLE III—COMMITTEES

        3.01    Committees of the Board of Directors.    The Board of Directors, by a vote of a majority of the whole Board of Directors, may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect directors to serve as the members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Each committee shall consist of one or more directors of the Corporation. No committee shall have the power (i) to approve or adopt, or recommend to stockholders any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval; or (ii) to adopt, amend or repeal these Bylaws. Regular meetings of any committee shall be held at such time and place as the committee may determine, and special meetings may be called any time by the President, Secretary or any member of the committee. Notice of each meeting of a committee shall be given (or waived) in the same manner as notice for a Board of Directors' meeting, and a majority of the members of the committee shall constitute a quorum for the transaction of business. The Corporation elects to be governed by Section 141(c)(2) of the Delaware General Corporation Law (or any successor provision thereof).

        3.02    Conduct of Business.    Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law.

ARTICLE IV—OFFICERS

        4.01    General.    The officers of the Corporation shall consist of a President, a Secretary, a Treasurer and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chairman of the Board, one or more Vice Chairmen of the Board, a Chief Executive Officer, a Chief Financial Officer, one or more Executive Vice Presidents, one or more Group Vice Presidents, one or more Senior Vice Presidents, one or more other Vice Presidents, a Controller, a General Counsel, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers with such titles as the resolution of the Board of Directors choosing them shall designate. Except as may otherwise be provided in the resolution of the Board of Directors, no officer need be a director. Any number of offices may be held by the same person, as the directors may determine.

        4.02    Term.    Unless otherwise provided in the resolution choosing him or her, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders or until his successor shall have been chosen and qualified.

        4.03    Duties.    All officers of the Corporation shall have such authority and perform such duties in the management and operation of the Corporation as shall be prescribed in the resolutions of the Board of Directors, and shall have such additional authority and duties as are assigned to them from time to time by the Chairman of the Board (if any) or President or are incident to their office, except to the extent that the authority and duties may be inconsistent with such resolutions. The Secretary or an Assistant Secretary of the Corporation or any director or officer of the Corporation acting, at the request of the Board of Directors or a committee thereof, as secretary of such meeting, shall record all of the proceedings of all meetings and actions in writing of the stockholders, Board of Directors, and committees of the Board of Directors, and shall exercise such additional authority and perform such additional duties as the Board of Directors shall assign to him or her.

        4.04    Removal.    Any officer may be removed, with or without cause, by the Board of Directors. Any vacancy in any office may be filled by the Board of Directors.

        4.05    Action with Respect to Securities of Other Corporations.    Unless otherwise directed by the Board of Directors, the Chairman of the Board, the President, any Vice Chairman, any Vice President or any officer of the Corporation authorized by the Chairman of the Board or the President, shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders or equity holders or with respect to any action of stockholders or equity holders of any other corporation or entity in which the Corporation may hold securities, and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other corporation or entity and to dispose of such securities.

ARTICLE V—STOCK

        5.01    Stock Certificates.    Every stockholder of the Corporation shall be entitled to have a Certificate signed by, or in the name of the Corporation, by the Chairman of the Board, a Vice Chairman, the President or Vice President, and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer of the Corporation, certifying the number of shares owned by him or her in the Corporation. All signatures on any such certificate may be by facsimile. In case any officer or officers, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar, whether because of death, resignation or otherwise, before such certificate is issued, such certificate or certificates may nevertheless be issued and delivered by the Corporation with the same effect as if the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer, transfer agent, or registrar.

        5.02    Transfers of Stock.    Stock of the Corporation shall be transferable in the manner prescribed by law.

        5.03    Record Date.    In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 nor less than 10 days before the date of any meeting of stockholders, nor more than 60 days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

        A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

        5.04    Lost, Stolen or Destroyed Certificates.    The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors or the President may, in their discretion, require the owner of the lost or destroyed certificate, or his or her legal representatives, to give the Corporation a bond sufficient (in the sole judgment of the Board of Directors or the President, as the case may be) to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate or the issuance of such new certificate.

        5.05    Regulations.    The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VI—NOTICES

        6.01    Notices.    Except as otherwise specifically provided herein or required by law, all notices required to be given by the Corporation to any stockholder, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mail, postage paid, or by sending such notice by prepaid telegram, courier such as Federal Express or Airborne Express, mailgram, telex, telecopy or facsimile transmission. Any such notice shall be addressed to such stockholder, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered or delivered by telegram, mailgram, telex, telecopy, facsimile transmission or courier shall be the time of the giving of the notice. If mailed, such Notice shall be deemed to be given when deposited in the United States mail in a sealed envelope addressed to such person at his or her address as it appears on the records of the Corporation with postage paid thereon. Notices given to directors shall be made in accordance with Section 2.06.

        6.02    Waivers.    A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

        Attendance at a meeting of stockholders, Board of Directors, or such committees as may from time to time be established by the Board of Directors, shall constitute a waiver of notice of such meeting, except when the stockholder, director or member of such committee attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VII—MISCELLANEOUS

        7.01    Facsimile Signatures.    In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

        7.02    Corporate Seal.    The Board of Directors may, at its option, provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

        7.03    Reliance upon Books, Reports and Records.    Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

        7.04    Fiscal Year.    The fiscal year of the Corporation shall be as fixed by the Board of Directors. In the absence of fixing a fiscal year by the Board of Directors, the fiscal year shall be the 12-month period beginning October 1 and ending September 30.

        7.05    Time Periods.    In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

        7.06    Section Headings.    The headings of the Articles and Sections of these Bylaws are inserted for convenience or reference only and shall not be deemed to be a part thereof or used in the construction or interpretation thereof.

ARTICLE VIII—AMENDMENTS

        These Bylaws may be altered, amended or repealed by the Board of Directors or by the stockholders.